EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 23, 1999, except for the information presented in the fourth paragraph of Note 6 for which the date is February 11, 2000, relating to the financial statements of Sycamore Networks, Inc., which appears in Sycamore Networks, Inc.'s Registration Statement on Amendment No. 1 to Form S-4.


/s/ PriceWaterhouseCoopers LLP

Boston, Massachusetts
September 7, 2000